THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN DOUBT AS TO HOW TO RESPOND TO THE REVISED OFFER, YOU SHOULD CONSULT WITH YOUR INVESTMENT DEALER, STOCKBROKER, LAWYER OR OTHER PROFESSIONAL ADVISOR.

                                   [GRAPHIC]

                            NOTICE OF CHANGE TO THE
                              DIRECTORS' CIRCULAR
                            RECOMMENDING ACCEPTANCE
                            OF THE REVISED OFFER BY
                                 CGI GROUP INC.
                             DATED JANUARY 1, 2003
                TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES
                                       OF
                                 COGNICASE INC.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS ACCEPT THE REVISED OFFER
            AND DEPOSIT THEIR COMMON SHARES UNDER THE REVISED OFFER.

                                JANUARY 9, 2003

                       NOTICE TO NON-CANADIAN RESIDENTS:

 THIS TENDER OFFER IS MADE FOR SECURITIES OF A CANADIAN ISSUER, AND WHILE THE OFFER IS SUBJECT TO DISCLOSURE REQUIREMENTS IN CANADA, SHAREHOLDERS SHOULD BE AWARE THAT THESE REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES AND OTHER NON-CANADIAN JURISDICTIONS. FINANCIAL STATEMENTS INCLUDED HEREIN, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

 THE ENFORCEMENT BY SHAREHOLDERS OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS, OR UNDER OTHER NON-CANADIAN LAWS, MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE ISSUER IS LOCATED IN CANADA, AND THAT SOME OR ALL OF ITS DIRECTORS AND OFFICERS ARE CANADIAN RESIDENTS.

THIS NOTICE OF CHANGE MODIFIES THE DIRECTORS' CIRCULAR DATED DECEMBER 19, 2002, AS AMENDED AND VARIED ON JANUARY 2, 2003, ISSUED BY THE BOARD OF DIRECTORS OF COGNICASE INC. WITH RESPECT TO THE OFFER DATED DECEMBER 6, 2002 MADE BY CGI GROUP INC. AS AMENDED AND VARIED ON DECEMBER 16, 2002, DECEMBER 18, 2002 AND JANUARY 1, 2003. THIS NOTICE OF CHANGE SHOULD BE READ IN CONJUNCTION WITH THE DIRECTORS' CIRCULAR, AS AMENDED AND VARIED.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
DIRECTORS' CIRCULAR...................         1

DIRECTORS' RECOMMENDATION.............         1

INTENTION OF DIRECTORS,
  SENIOR OFFICERS AND
  CERTAIN SHAREHOLDERS................         1

OTHER INFORMATION.....................         1

                                          PAGE
                                        --------

FORWARD-LOOKING STATEMENTS............         2

CURRENCY..............................         3

STATUTORY RIGHTS......................         3

APPROVAL OF DIRECTORS.................         3

CERTIFICATE...........................         4

                              DIRECTORS' CIRCULAR

    This Notice of Change (the "Notice of Change") modifies the Directors' Circular dated December 19, 2002 and the Notice of Change to the Directors' Circular dated January 2, 2003 (collectively, the "Directors' Circular") issued by the board of directors (the "Board" or the "Directors") of COGNICASE Inc. ("COGNICASE" or the "Corporation") in connection with the offer made on December 6, 2002 by CGI Group Inc. ("CGI"), as amended and varied on
December 16, 2002, December 18, 2002 and January 1, 2003, and should be read in conjuction with the Directors' Circular. This Notice of Change is issued by the Board in connection with the revised offer of CGI (the "Revised Offer") to purchase all of the outstanding common shares (the "Common Shares") of the Corporation for an increased consideration of $4.50 cash or 0.6311 Class A Subordinate Shares of CGI (using a price of $7.13 per Class A Subordinate Share) for each Common Share, or a combination thereof, subject to a maximum cash consideration and a maximum share consideration representing, respectively, on any take-up date, amounts equal to a value of 56% and 44% of the aggregate price payable under the Revised Offer on such take-up date, the whole upon the terms and conditions set forth in the Notice of Change and Variation relating to the Revised Offer (the "Notice of Variation") dated January 1, 2003. The expiry time of the Revised Offer is midnight (Montreal time) on January 13, 2003, unless the Revised Offer is withdrawn or extended. Information herein relating to CGI and the Revised Offer has been derived from the Notice of Variation. The Board does not assume any responsibility for the accuracy or completeness of such information.

                           DIRECTORS' RECOMMENDATION

     THE BOARD HAS CONCLUDED THAT THE CONSIDERATION PROVIDED BY THE REVISED OFFER IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE SHAREHOLDERS OF COGNICASE. THE BOARD RECOMMENDS THAT SHAREHOLDERS ACCEPT THE REVISED OFFER AND DEPOSIT THEIR COMMON SHARES UNDER THE REVISED OFFER. SHAREHOLDERS ARE URGED TO REVIEW CAREFULLY THE FACTORS CONSIDERED BY THE BOARD.

        INTENTION OF DIRECTORS, SENIOR OFFICERS AND CERTAIN SHAREHOLDERS

    This Notice of Change amends the section in the Directors' Circular entitled "Intention of Directors, Senior Officers and Certain Shareholders" by removing the second sentence of the first paragraph and replacing it with the following:

    "The following Directors and senior officers of COGNICASE, together with their respective associates, have indicated their intention to accept the Revised Offer and deposit their respective Common Shares to the Revised Offer:
Ronald Brisebois, J.V. Raymond Cyr, Andre Duquenne, Monique Lefebvre, Michelle Courchesne, Benoit Dube, Claude Rivard, Vincent W. Salvati, Carl Simard and Andre Trudeau."

                               OTHER INFORMATION

    This Notice of Change amends the section in the Directors' Circular entitled "Other Information" by adding the following:

    "On January 6, 2003, the Inspection and Investigations Branch of the Quebec Securities Commission informed the Corporation of its decision to repeal the order prohibiting the disclosure of any information pertaining to a request dated May 8, 2002 for the communication of documents (the "Request for Documents"). Because of the order of the Quebec Securities Commission prohibiting the disclosure of the Request for Documents, the Corporation was not able to publicly disclose its existence prior to such repeal. The Request for Documents was essentially a request for the communication of information on acquisitions made by the Corporation during the years included in the four-year period ended on September 30, 2001, including the purchase price allocation, the goodwill reported in the Corporation's balance sheet and more specific information relating to certain financial statement items and one of the notes thereto.

    In the four weeks subsequent to May 8, 2002, the Corporation compiled and delivered all the information sought in the Request for Documents. Since
June 4, 2002, the Quebec Securities Commission has not requested any further document or information and has not had any discussions with COGNICASE in respect of the information furnished by COGNICASE.

    From January 6 to January 8, 2003, additional review process on the Request for Documents was conducted by the management of the Corporation assisted by Ogilvy Renault, the legal advisors to the Corporation, Fasken Martineau DuMoulin LLP and BMO Nesbitt Burns Inc., respectively the legal and financial advisors to the Special Committee and PricewaterhouseCoopers LLP, the auditors of the Corporation to assess the matters included in the Request for Documents. This management review process revealed no facts that could have a negative impact on the Corporation or could affect the consolidated financial statements of the Corporation for each of the years in the four-year period ended September 30, 2001, which financial statements have been audited by PricewaterhouseCoopers LLP.

    The Board and the management consider that the purchase price allocation, the goodwill reported in the Corporation's audited consolidated financial statements for each of the years included in the four-year period ended September 30, 2001 and the other items referred to in the Request for Documents were at all times properly accounted for at the time of such accounting. Consequently, the Corporation considers that the questions raised in the Request for Documents cannot have a material adverse effect on the Corporation.

    In any event, a potential review of the purchase price allocations for the acquisitions subject to the Request for Documents should not have an impact on the purchase price allocation of an acquiror of COGNICASE who shall have to proceed with its own purchase price allocation, the whole in accordance with generally accepted accounting principles.

    CGI was informed of these developments on January 8, 2003."

OTHER INFORMATION

    Except as disclosed in this Notice of Change and in the Directors' Circular, there is no information that is known to the Directors and senior officers that would reasonably be expected to affect the decision of the holders of Common Shares (or securities convertible into Common Shares) to accept or reject the Revised Offer.

                           FORWARD-LOOKING STATEMENTS

    Statements in this Notice of Change and in the Directors' Circular about the Corporation's future results, levels of activity, performance, goals or achievements or other future events may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements. These include, but are not limited to, the Corporation's ability to (i) successfully develop additional products and services and new applications for its existing products and services and otherwise respond to rapid changes in technology,
(ii) successfully compete in its industry for customers and developers and other personnel with expertise in information technology, (iii) successfully identify and consummate acquisitions on favourable terms and integrate acquired businesses, (iv) successfully manage its growth and changing business, and
(v) obtain contracts under its IS/IT and Preferred Supplier Agreement with National Bank.

    In some cases, you can identify forward-looking statements by the use of words such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts",

"seeks", "strategy", "potential" or "continue" or the negative or other variations of these words, or other comparable words or phrases.

    Although COGNICASE believes that the expectations reflected in any forward-looking statements are reasonable, the Corporation cannot guarantee future results, levels of activity, performance or achievements or other future events. The Corporation is under no duty to update any forward-looking statements after the date of this Notice of Change, other than as required by law. You should not place undue reliance on forward-looking statements.

                                    CURRENCY

    All currency amounts expressed in this Notice of Change are in Canadian dollars unless otherwise indicated.

                                STATUTORY RIGHTS

    Securities legislation in certain of the provinces and territories of Canada provides holders of Common Shares with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to the holders of Common Shares. However, such rights must be exercised within prescribed time limits. Holders of Common Shares should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

                             APPROVAL OF DIRECTORS

    The contents of this Notice of Change have been approved and the delivery thereof has been authorized by the Board.

                                  CERTIFICATE

    DATED: January 9, 2003

    The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities subject to the Revised Offer within the meaning of the SECURITIES ACT (Quebec).

                      On behalf of the Board of Directors

          (Signed) J.V. RAYMOND CYR                       (Signed) ANDRE DUQUENNE
                  Director                                       Director

            ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE
              INFORMATION IN THIS DOCUMENT SHOULD BE DIRECTED TO:

                                 COGNICASE INC.
                           111 Duke Street, 9th Floor
                            Montreal, Quebec H3C 2M1
                               Vincent W. Salvati
              Executive Vice-President and Chief Financial Officer
                           Telephone: (514) 228-8996
                           Telecopier: (514) 228-8955
                                      or:
                                  Benoit Dube
                            Executive Vice-President
                  Chief Legal Officer and Corporate Secretary
                           Telephone: (514) 228-8998
                           Telecopier: (514) 228-8955

                             BMO NESBITT BURNS INC.
                        1501 McGill College, Suite 3200
                            Montreal, Quebec H3A 3M8
                                Mathieu L'Allier
                                 Vice-President
                           Telephone: (514) 286-3594
                           Telecopier: (514) 286-7276

                                                               Printed in Canada